SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2010 (March 24, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 8.01 below.

Item 8.01	Other Events.

Segregated Account

On March 24, 2010, Ambac Assurance Corporation (“AAC”), the principal operating subsidiary of Ambac Financial Group, Inc. (the “Company”), established a segregated account pursuant to Wisc. Stat. §611.24(2) (the “Segregated Account”) for (i) certain policies insuring or relating to credit default swaps, (ii) all residential mortgage-backed securities (“RMBS”) policies (some of which will be allocated to the Segregated Account after it is established), (iii) certain other identified policies, including those relating to Las Vegas Monorail Company, and (iv) certain Student Loan Policies (as defined below) (collectively, the “Segregated Account Policies”). The purpose of the Segregated Account is to segregate certain segments of AAC’s liabilities, as more fully described below.

On March 24, 2010, the Office of the Commissioner of Insurance of the State of Wisconsin (“OCI”) commenced rehabilitation proceedings with respect to the Segregated Account (the “Segregated Account Rehabilitation Proceedings”) in order to permit the OCI to facilitate an orderly run-off and/or settlement of the liabilities allocated to the Segregated Account pursuant to the provisions of the Wisconsin Insurers Rehabilitation and Liquidation Act. On March 24, 2010, the rehabilitation court also issued an injunction effective until further order of the court enjoining certain actions by Segregated Account policyholders and other counterparties, including the assertion of damages or acceleration of losses based on early termination and the loss of control rights in insured transactions. Pursuant to the Verified Petition filed in Wisconsin with such proceedings, the OCI has stated that it will, within approximately six months, seek the approval of the rehabilitation court for a plan of rehabilitation with respect to the Segregated Account (the “Segregated Account Rehabilitation Plan”). The Verified Petition states that the Segregated Account Rehabilitation Plan will, if approved, provide, among other things, that the holders of Segregated Account Policies shall receive in respect of claims made a combination of (i) cash and (ii) surplus notes (the “Segregated Account Surplus Notes”) with the same terms as the AAC Surplus Notes (as defined below). Until the Segregated Account Rehabilitation Plan is approved, which OCI has indicated will be in approximately six months, it is anticipated that no claims will be paid on Segregated Account Policies.

AAC also allocated the following to the Segregated Account: (i) all remediation claims, defenses, offsets, and/or credits (but excluding recoveries arising from remediation efforts or reimbursement or collection rights with respect to policies allocated to the Segregated Account), if any, in respect of the Segregated Account Policies, (ii) AAC’s disputed contingent liability, if any, under the long-term lease with One State Street, LLC, and its contingent liability (as guarantor), if any, under the Ambac Assurance UK Limited (“Ambac UK”) lease with British Land, (iii) AAC’s limited liability interests in Ambac Credit Products, LLC (“ACP”), Ambac Conduit Funding LLC, Aleutian Investments LLC and Juneau Investments LLC and (iv) all of AAC’s liabilities as reinsurer under certain reinsurance agreements.

The Segregated Account is capitalized by a $2 billion secured note due 2050 issued by AAC (the “Secured Note”) and an aggregate excess of loss reinsurance agreement provided by AAC (the “Reinsurance Agreement”). In addition, the Plan of Operation (as defined below) provides that AAC’s

General Account (as defined below) may issue surplus notes directly to holders of Segregated Account Policies to satisfy the portion of claim liability not paid by the Segregated Account in cash or in Segregated Account Surplus Notes.

In accordance with Wisconsin law, assets and investments, if any, allocated to the Segregated Account will be available and used solely to satisfy costs, expenses, charges, and liabilities attributable to the business placed therein. Such assets and investments, if any, will not be charged with any costs, expenses, charges, or liabilities arising out of any other business of AAC, except as otherwise provided in the Secured Note or the Reinsurance Agreement. Likewise, assets and investments in AAC’s general account will not be charged with any costs, expenses, charges, or liabilities arising out of the direct business allocated to the Segregated Account.

The Secured Note will be subject to mandatory prepayment on demand in an amount equal to (i) the cash portion of claim liabilities, loss settlements, commutations and purchases of Segregated Account Policies (or related insured obligations) due and payable by the Segregated Account (“Segregated Account Policy Cash Payments”), amounts due and payable by the Segregated Account arising out of the non-policy obligations allocated thereto, and any cash interest payment and cash principal repayment under any Segregated Account Surplus Notes in connection with any of the foregoing, provided in each case such amounts due and payable are in accordance with the Segregated Account Rehabilitation Plan (as defined below) and not otherwise disapproved by the rehabilitator of the Segregated Account plus (ii) amounts due and payable by the Segregated Account in respect of specified administrative expenses of the Segregated Account plus (iii) other amounts directed to be paid by the rehabilitator of the Segregated Account in conjunction with the rehabilitation proceeding, minus (iv) the amount of the Segregated Account’s liquid assets as determined by the Segregated Account. In addition, if an event of default occurs under the Secured Note, the Segregated Account is entitled to accelerate the outstanding principal amount due under the Secured Note.

AAC is not obligated to make payments on the Secured Note if its surplus as regards policyholders is (or would be) less than $100 million, or such higher amount as the OCI permits pursuant to a prescribed accounting practice (the “Minimum Surplus Amount”). Interest accrues at the rate of 4.5% per annum, and accrued interest will be added to principal quarterly. AAC has secured its obligations under the Secured Note and the Reinsurance Agreement by granting to the Segregated Account a security interest in all of AAC’s right, title and interest in installment premiums received in respect of the Segregated Account Policies; reinsurance premiums received in respect of assumed reinsurance agreements with respect to which the liabilities of AAC have been allocated to the Segregated Account; recoveries under third party reinsurance agreements in respect of the Segregated Account Policies; and any recoveries arising from remediation efforts or reimbursement or collection rights with respect to policies allocated to the Segregated Account. Pursuant to the Secured Note, AAC has made certain covenants to the Segregated Account, including covenants that AAC will not, (i) without the Segregated Account’s consent (not to be unreasonably withheld), amend its investment policies if doing so would have a material adverse effect on AAC’s ability to perform its obligations under the Secured Note, the Reinsurance Agreement and the documents relating thereto or under any other material agreement to which it is a party, (ii) without the prior approval of the OCI and the rehabilitator of the Segregated Account, directly or indirectly make any distribution to its shareholder or redeem any of its securities and, (iii) without the Segregated Account’s consent (not to be unreasonably withheld), enter into any transaction other than pursuant to the reasonable requirements of AAC’s business and which AAC reasonably believes are fair and reasonable terms and provisions.

Pursuant to the Reinsurance Agreement, AAC has agreed to pay Segregated Account Policy Cash Payments, any cash interest payment and cash principal repayment under any Segregated Account Surplus Notes in connection with any of the foregoing and other amounts directed to be paid by the rehabilitator of the Segregated Account in conjunction with the rehabilitation proceeding, minus the amount of the Segregated Account’s liquid assets as determined by the Segregated Account. AAC’s liability under the Reinsurance Agreement will attach only after all principal under the Secured Note has been paid. In addition, no payment under the Reinsurance Agreement will be required if AAC’s surplus is less (or would be less) than the Minimum Surplus Amount.

Policy obligations not transferred to the Segregated Account shall remain in the general account of AAC (the “General Account”), and such policies remaining in the General Account are not subject to and, therefore, will not be directly impacted by, the Segregated Account Rehabilitation Plan. AAC is not, itself, in rehabilitation proceedings.

The Segregated Account will be operated in accordance with a Plan of Operation (the “Plan of Operation”) and certain operative documents relating thereto (which include the Secured Note and the Reinsurance Agreement), as described below. These operative documents provide that the Segregated Account is deemed to include, and will act exclusively through, the rehabilitator.

AAC will provide certain management and administrative services to the Segregated Account and the rehabilitator pursuant to a Management Services Agreement (the “Management Services Agreement”), including information technology services, credit exposure management, treasury, accounting, tax, management information, risk management, loss management, internal audit services and business continuity services. Services will be provided at cost, subject to mutual agreement of the Segregated Account and AAC. Either party may terminate the Management Services Agreement for cause upon 120 days written notice (or such shorter period as the rehabilitator may determine) and the Segregated Account may terminate without cause at any time upon at least 30 days prior notice. If the Segregated Account elects to terminate the Management Services Agreement, AAC will not have the right to consent to the intended replacement services provider.

AAC and the Segregated Account have also entered into a Cooperation Agreement (the “Cooperation Agreement”), pursuant to which the parties have agreed to certain matters related to decision-making, information sharing, tax compliance and allocation of expenses (including an agreement by AAC to reimburse the Segregated Account for specified expenses to the extent not reimbursed under the Secured Note, subject to the Minimum Surplus Amount). AAC has made certain covenants to the Segregated Account, including an agreement to not enter into any transaction involving more than $5 million without the Segregated Account’s prior consent (other than policy claim payments made in the ordinary course of business and investments in accordance with AAC’s investment policy), and providing the Segregated Account with an annual budget and projection for AAC and its subsidiaries for the forthcoming fiscal year, as well as quarterly updates thereto. The Cooperation Agreement also addresses AAC’s rights in the event AAC is no longer the management and administrative services provider to the Segregated Account as described above.

Outline of Proposed Settlement Agreement

On March 24, 2010, AAC reached a non-binding agreement (the “Proposed Settlement”) with the counterparties (the “Counterparties”) to outstanding credit default swaps with ACP that were guaranteed by AAC. The Proposed Settlement provides that AAC will enter into a settlement agreement (the “Settlement Agreement”) with the Counterparties, pursuant to which it will commute substantially all of its ABS CDO obligations owed by AAC to the Counterparties (the “Commuted ABS CDO Obligations”). The Proposed Settlement is not a definitive agreement, and there can be no assurance that a definitive agreement will be executed. In addition, the terms of the Proposed Settlement, as negotiated to date, may change prior to the Closing Date (as defined below), or the transactions contemplated by the Proposed Settlement may not be consummated at all. Pursuant to the terms of the Proposed Settlement, in exchange for the termination of the Commuted ABS CDO Obligations, AAC shall transfer to the Counterparties in the aggregate (i) $2.6 billion in cash and (ii) $2 billion of newly issued surplus notes of AAC (the “AAC Surplus Notes”). Each of the Counterparties, on the one hand, and AAC and the Company, on the other hand, have agreed to provide a release of the other party relating to any credit default swaps or financial guaranty insurance policies commuted pursuant to the Proposed Settlement. In addition, each of the Counterparties, on the one hand, and AAC and the Company, on the other hand, have agreed to negotiate in good faith a general release relating to all actions taken or omitted to be taken prior to the Closing Date, subject to certain exceptions.

In addition to the commutation of the Commuted ABS CDO Obligations, AAC will also commute certain additional obligations (the “Additional Commuted Obligations”). Effective on the date of the closing of the transactions contemplated by the Settlement Agreement (the “Closing Date”), the credit default swaps remaining in the General Account will be amended to remove certain events of default and termination events, including those arising from the Segregated Account Rehabilitation Proceedings.

The AAC Surplus Notes shall have a maturity date of ten years from the Closing Date. Interest on the AAC Surplus Notes shall be payable annually at the annual rate of 5.1%. All payments of principal and interest on the AAC Surplus Notes shall be subject to the prior approval of OCI. If the OCI does not approve the payment of interest on the AAC Surplus Notes, such interest will accrue and compound annually until paid. AAC and the Counterparties have agreed to negotiate in good faith (but shall be under no obligation to agree to) bilateral redemption provisions applicable to the AAC Surplus Notes. The parties to the Proposed Settlement shall also agree to consider in good faith any alternative proposal intended to mitigate the risk that the issuance of the AAC Surplus Notes will adversely impact the preservation of AAC’s net operating losses (the “NOLs”), so long as implementation of such alternative proposal would not adversely affect the interests of the Counterparties.

The Settlement Agreement shall provide that AAC’s payment obligations relating to financial guarantee insurance policies on bonds, certificates, notes or other securities payable from certain specified student loan assets (“Student Loan Policies”) shall be transferred to the Segregated Account. The Segregated Account Rehabilitation Plan will, if approved, provide that AAC may, with the approval of the OCI, cause additional Student Loan Policies to be transferred to the Segregated Account.

Counterparties to credit default swaps with ACP with respect to which policies remain in the General Account have agreed to temporarily forbear from terminating or accelerating the obligations of ACP under such credit default swaps or asserting any claims against AAC or any affiliate thereof based upon the Segregated Account Rehabilitation Proceedings or events relating thereto until the earlier of (i) 60 days after the date hereof and (ii) the occurrence of a termination event under a credit default swap (the “Forbearance Period”).

Assumed reinsurance obligations of AAC (except for reinsurance assumed from Everspan Financial Guarantee Corp. (“Everspan”)) shall be allocated to the Segregated Account and, pursuant to the Segregated Account Rehabilitation Plan when it is approved, shall be treated consistent with the junior priority of such obligations in liquidation.

Prior to the Closing Date, the articles of incorporation of AAC shall be amended to provide that, not later than 120 days after the Closing Date, the board of directors of AAC shall be reconstituted (whether by the appointment of additional directors, the resignation of current directors to be replaced with new directors, or a combination of the foregoing) so that at all times thereafter at least one-third of the total number of members of the board (and not less than three such members) are independent, qualified and unaffiliated with AAC (“Unaffiliated Directors”), any Counterparty or any of their respective affiliates. Unaffiliated Directors will not include directors, if any, appointed by the holders of AAC’s Auction Market Preferred Shares.

The Settlement Agreement shall also include covenants that shall remain in force until the redemption of all of the AAC Surplus Notes as approved by OCI, and can be amended or waived with (i) the consent of 50% in face amount of the AAC Surplus Notes that cast a ballot and (ii) the approval of OCI. The covenants shall include the following (the “Covenants”):

•	At all times after the 120th day after the Closing Date and prior to the expiration of the Covenants, at least one-third of the board of directors of AAC shall be Unaffiliated Directors;

•

AAC shall not write new business or guarantee or reinsure any new Everspan business (including under any existing treaties) so long as any AAC Surplus Notes held by Counterparties remain outstanding, unless approved by OCI and AAC has a financial strength rating of at least A (and is not on negative watch for downgrade) from at least two nationally recognized rating agencies. New business may be undertaken by Everspan with an infusion of new outside capital, if approved by the board of directors of AAC, including a majority of the Unaffiliated Directors;

•

Except as expressly contemplated by the Settlement Agreement, AAC shall not issue or assume any surplus notes, policies or other material obligations that are pari passu with or senior to the AAC Surplus Notes (including, without limitation, debt instruments of affiliates that are structurally senior to the AAC Surplus Notes), other than the Segregated Account Surplus Notes or any other surplus notes approved for issuance by the rehabilitation court in satisfaction or partial satisfaction of any liabilities of the Segregated Account;

•	While the AAC Surplus Notes are outstanding, all other surplus notes issued by AAC shall be on terms no more favorable to the noteholder than the AAC Surplus Notes;

•	AAC shall provide Counterparties who are holders of AAC Surplus Notes with quarterly financial information, as specified in the Settlement Agreement;

•

No mergers, sales, pledges or other transfers of 10% or more of AAC’s assets (in one transaction, a series of related transactions or a series of unrelated transactions that occur within a 6-month time period), dividends, cedes of material business, or investments shall be permitted, in each case, whether such transaction is with an affiliate or a third party, except as follows:

•

Transactions by the Segregated Account approved by the rehabilitation court pursuant to a final and non-appealable order of the rehabilitation court or a plan of rehabilitation approved by a final and non-appealable order of the rehabilitation court;

•

Dividends or loans (approved by OCI) in an amount (i) up to $52 million per annum solely to pay interest on indebtedness outstanding as of March 15, 2010 (at the rate of interest applicable on March 15, 2010) that remains outstanding at the time of such dividend or loan, to the extent allowed by OCI, and (ii) up to $7.5 million per annum solely to pay operating expenses of the Company, to the extent allowed by OCI; provided, that, concurrently with any such permitted dividend or loan, the total principal amount of all outstanding surplus notes shall be prepaid on a pro rata basis by an amount equal to the amount of such permitted payment;

•

investments in accordance with investment guidelines as required by statutory accounting principles and as approved by OCI, provided, that AAC’s investment plan and performance shall be reviewed at least annually by its board of directors and modified as necessary and approved by the board of directors of AAC (including a majority of the Unaffiliated Directors);

•

Calls or purchases of AAC Surplus Notes on a non-pro rata basis or redemptions of AAC Surplus Notes on a pro rata basis funded solely with new equity capital or AAC funds, in each case subject to the approval of OCI;

•	Transactions related to and arising from the ongoing RMBS liability remediation efforts and any other loss mitigation activities approved by the rehabilitation court;

•	Bulk cession(s) of liabilities to direct or indirect subsidiaries together with a transfer of corresponding assets and necessary capital as approved by OCI; and

•

Transactions otherwise not permitted by the Covenants if approved by OCI and if, after giving effect thereto, AAC has a financial strength rating of at least A (and is not on negative watch for downgrade) from at least two nationally recognized rating agencies.

•

With respect to any financial guaranty insurance policy commuted or credit default swap terminated pursuant to the Settlement Agreement, AAC shall cooperate with any reasonable requests of the Counterparties to assist in the restructuring of the underlying insured transactions, including, without limitation, by transferring any voting or consent rights held by AAC to such Counterparty to the extent permitted by the transaction documents;

•

AAC shall not enter into any tax-sharing agreement with the Company or any of its affiliates adverse to AAC. Without limiting the generality of the foregoing, immediately prior to the Closing Date, the existing tax sharing agreement among the members of the consolidated tax group of which the Company is the common parent shall be terminated as to AAC and its subsidiaries, including Everspan (the “AAC Subgroup”), and shall be replaced by an agreement that recognizes the consolidated NOL of the group as an asset of the AAC Subgroup and that requires the Company to compensate AAC on a current basis for use of any portion of that asset, except that the Company shall not be required to compensate AAC for the Company’s use of net operating losses in connection with COD income associated with restructurings of its bonds outstanding as of March 15, 2010;

•	The Counterparties shall be entitled pursuant to the Settlement Agreement to specific enforcement of the foregoing covenants; and

•	All transactions between AAC and its affiliated shall be approved by a majority of the Unaffiliated Directors.

Ambac UK

Pursuant to the Amended and Restated 1997 Reinsurance Agreement between Ambac UK and AAC (the “AUK Reinsurance Agreement”), AAC reinsures on a quota share basis 90% of the liabilities under policies issued by Ambac UK, and reinsures on an excess of loss basis Ambac UK policy liabilities in excess of £500,000. Ambac UK has sent AAC notices of termination with respect to the AUK Reinsurance Agreement in which Ambac UK demands payment of unearned premium reserves, loss reserves, contingency reserves and loss adjustment expense reserves related to the reinsured policies, less ceding commissions and certain adjustments. AAC does not agree that Ambac UK has a right to terminate the AUK Reinsurance Agreement.

Pursuant to the Segregated Account Rehabilitation Proceedings, the liabilities of AAC under the AUK Reinsurance Agreement have been allocated to the Segregated Account; as such, the rehabilitator of the Segregated Account will determine the actions, if any, to be taken in respect of the AUK Reinsurance Agreement.

Impact on Ambac Financial Group, Inc.

The events described above may impact the Company. The Company’s liquidity, both on a near-term basis and a long-term basis, is largely dependent on dividends and other payments from AAC. As a result of the above-described events, it is highly unlikely that AAC will be able to make dividend payments to the Company for the foreseeable future. The Company’s principal uses of liquidity are for the payment of principal and interest on its debt, its operating expenses, and capital investments in, and loans to, its subsidiaries. Further, other contingencies (e.g., an unfavorable outcome in the outstanding class action lawsuits against the Company) could cause additional liquidity strain. While the Company does not believe the Segregated Account Rehabilitation Proceedings constitute an event of default under its bond indentures, it may consider, among other things, a negotiated restructuring of its outstanding debt through a prepackaged bankruptcy proceeding or may seek bankruptcy protection without agreement concerning a plan of reorganization with major creditor groups. No assurance can be given that the Company will be successful in executing any or all of these strategies.

While management believes that the Company will have sufficient liquidity to satisfy its needs through the second quarter of 2011, no guarantee can be given that it will be able to pay all of its operating expenses and debt service obligations thereafter, and its liquidity may run out prior to the second quarter of 2011.

Certain U.S. Federal Income Tax Considerations Related to the Proposed Transactions

Depending upon the final terms of the AAC Surplus Notes and the final terms of the Settlement Agreement, it is possible the AAC Surplus Notes may be characterized as equity of AAC for U.S. federal income tax purposes. If the AAC Surplus Notes are characterized as equity of AAC and it is determined the AAC Surplus Notes represent more than 20% of the total value of the stock of AAC, AAC may no longer be characterized as an includable corporation that is affiliated with the Company. As a result, AAC may no longer be characterized as a member of the U.S. federal income tax consolidated group of which the Company is the common parent (the “Company Consolidated Tax Group”) and AAC would be required to file a separate consolidated tax return as the common parent of a new U.S. federal income tax consolidated group including AAC as the new common parent and AAC’s affiliated subsidiaries (the “AAC Consolidated Tax Group”).

To the extent AAC is no longer a member of the Company Consolidated Tax Group, AAC’s NOL (and certain other available tax attributes of AAC and the other members of the AAC Consolidated Tax Group) may no longer be available for use by the Company or any of the remaining members of the Company Consolidated Tax Group to reduce the U.S. federal income tax liabilities of the Company Consolidated Tax Group. This could result in a material increase in the tax liabilities of the Company Consolidated Tax Group. In addition, certain other benefits resulting from U.S. federal income tax consolidation may no longer be available to the Company Consolidated Tax Group, including certain favorable rules relating to transactions occurring between members of the Company Consolidated Tax Group and members of the AAC Consolidated Tax Group.

If the AAC Surplus Notes are characterized as equity of AAC and it is determined the AAC Surplus Notes represent more than 50% of the total value of the stock of AAC, the AAC NOL (and certain other tax attributes or tax benefits of the AAC Consolidated Tax Group) may be subject to limitation including the limitation provided by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). If Section 382 were applicable with respect to the AAC Consolidated Tax Group, in general the AAC Consolidated Tax Group annual use of the group’s NOL may be limited to an amount equal to the product of (i) the value of the AAC Consolidated Tax Group’s stock and (ii) the applicable federal long term tax exempt interest rate. However, certain exemptions to the Code Section 382 limitation may be applicable. In light of these potential exemptions, the parties to the Settlement Agreement have agreed to consider in good faith certain alternative proposals intended to mitigate the risk that the issuance of the AAC Surplus Notes will adversely impact the preservation of AAC’s NOL, so long as implementation of such alternative proposal would not adversely affect the interest of the Counterparties.

Furthermore, to the extent AAC is no longer characterized as a member of the Company Consolidated Tax Group, the AAC Consolidated Tax Group may not reconsolidate with the Company Consolidated Tax Group for a period of five years following such event, even if the Company were to be characterized as reacquiring or owning 80% or more of the stock of the AAC Consolidated Tax Group following any deconsolidation. In addition, depending upon certain facts related to the potential deconsolidation of the AAC Consolidated Tax Group and any reconsolidation with the Company Consolidated Tax Group, the acquisition by the Company Consolidated Tax Group of additional value with respect to the stock of the AAC Consolidated Tax Group may also result in the imposition of a Code Section 382 limitation with respect to the AAC Consolidated Tax Group’s NOL reducing or eliminating the potential tax benefit of the NOLs to the Company Consolidated Tax Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: March 25, 2010
	By:	/S/ KEVIN DOYLE
Kevin Doyle
Senior Vice President and General Counsel